UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(314) 342-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

In connection with the previously announced closing of Stifel Financial Corp.’s (the “Company”) merger (the “Merger”) with KBW, Inc. (“KBW”), effective February 15, 2013, the Company’s Board of Directors (the “Board”), voted, in accordance with the Company’s Amended and Restated By-Laws, to expand the size of the Board of Directors by two (from 17 to 19 members) and elected Thomas B. Michaud and Michael J. Zimmerman to fill the new vacancies. Messrs. Michaud and Zimmerman were each members of the KBW Board of Directors immediately prior to the consummation of the Merger. The New Directors did not receive any committee assignments at the time that they were elected to the Board.

Mr. Zimmerman will participate in the Company’s compensatory arrangement for non-employee directors, as described in the Company’s proxy statement for the 2012 annual meeting of shareholders filed with the SEC on April 20, 2012. Mr. Michaud, as an employee director, will not receive any additional compensation for his services as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: February 22, 2013	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
President and Chief Executive Officer